Exhibit 10.41

KITE REALTY GROUP TRUST

{H1}Schedule of Non-Employee Trustee Fees and Other Compensation
Annual Retainer	$25,000
Board Meeting Fees (telephonic and in-person)	$1,000
Committe Meeting Fees (telephonic and in-person)	$1,000
Committee Chair Annual Retainer	Audit Committee: $10,000 Compensation Committee: $7,500 Nominating and Corporate Governance Committee: $5,000
Lead Trustee Retainer	$10,000
Annual Restricted Share Awards
Upon initial election, each trustee receives 3,000 restricted shares that vest 1 year from date of grant.
On an annual basis each year after their initial election, each trustee will receive restricted shares with a value of $15,000 that vest 1 year from the date of grant.

Effective: August 2004